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                                                                   EXHIBIT 10.19

                                    SUBLEASE


                           ARTICLE ONE:  BASIC TERMS


        This Article one contains the Basic Terms of this Sublease between the Lessor and Lessee named below.

        Section 1.01     Date Lease Executed:

        Section 1.02     Lessor:  William Jackson and Elizabeth Jackson, his
                                  wife

                         Address of Lessor:    1471 S.W. 12th Avenue
                                               Pompano Beach, Fl  33069

        Section 1.03     Lessee:  Security Associates International, Inc.,
                                  a Delaware corporation

                         Address of Lessee:    2101 So. Arlington Heights Road
                                               Arlington Heights, IL  60005-4141

        Section 1.04 "Leased Premises" (include street address, approximate square footage and description): Entire second floor of two-story building located at 1471 S.W. 12th Avenue, Pompano Beach, Florida 33069 being approximately 6,500 square feet. The "Property" is the entire two-story building ("Building") and adjacent parking lot locate at 1471 S.W. 12th Avenue, Pompano Beach, Florida 33069.

        Section 1.05 Lease Term: Period beginning December 01, 1996 and expiring July 31, 2000; provided, however, that term will be extended until December 31, 2001 if and when Lessor acquires fee title to the Property.

        Section 1.06 Permitted Uses (UL Listed Central): UL Listed Central Monitoring Station and other general office purposes.

        Section 1.07     Lessee's Guarantor (If none, so state):      None

        Section 1.08     Lessor's Broker (If none, so state):         None

        Section 1.09     Lessee's Broker (If none, so state):         None

        Section 1.10 Sublease: This is a Sublease. The Lessor's interest in the premises is as Lessee under an underlying lease made by Joe A. Stapleton dated May 9, 1995, a copy of which is attached hereto. Except as provided in
Section 1.13 herein, this Sublease is expressly made subject to all the terms and conditions of said underlying lease and the Lessee agrees to use the Leased Premises in accordance with the terms of said underlying lease and not do or omit to do anything which will breach any of the terms hereof. Expressly excluded from this Sublease is the Lessor's option to purchase the Property. The Lessee agrees to assume the obligations for




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performance of all Lessor's obligations as to the Leased Premises under the underlying lease dated May 9, 1995.

         If the underlying lease is terminated, this Sublease shall terminate simultaneously and any unearned rent paid in advance shall be refunded to the Lessee, provided that such termination is not the result of a breach of Lessee of the within Sublease. If the underlying lease is terminated as a result of the Lessor's acquisition of the title to the Property, then this Sublease shall become a direct lease and operated on the same terms and conditions as set forth herein.

         The Lessor represents and warrants that: (a) the underlying lease is in full force and effect and Lessor has no notice of any defaults under the underlying lease; (b) the term of the underlying lease is the same as the term of the Sublease; (c) Lessor will use all reasonable efforts to obtain all services required to be performed by the landlord under the underlying lease and to obtain all consents that are required by the landlord under the underlying lease in conjunction with actions requiring the approval of the Lessor under the Sublease; and (d) Lessor shall deliver any notices of default to sublessee who will have an opportunity to cure.


         Section 1.11     Initial Deposit:  (See Paragraphs 3.03 and
13.03(c)):  None

         Section 1.12 Vehicle Parking Spaces Allocated to Lessee: One-half of the Parking Spaces at the Property.

         Section 1.13     Rent and other Charges Payable by Lessee:  Rent:
Ten Thousand and No/100 ($10,000.00) Dollars per month, plus applicable Florida sales tax payable in advance, beginning January 1, 1997.

         Section 1.14 Riders: The following Riders are attached to and made a part of this Lease. (If none, so state): No riders.

         Section 1.15 Option: Upon expiration of the initial term of this Sublease, provided that the same is then in full force and effect and Lessee is not in default hereunder, Lessee may extend such term for a further term of five (5) years from July 31, 2000 or December 31, 2001 if the Term is extended pursuant to Section 1.05 by giving Lessor written notice that it desires such extension. Such notice must be given not less than one (1) year before the initial term expires. The renewal term shall be upon the same terms, provisions, covenants, and conditions as are contained in this Sublease, except as to the duration of the term, the rental rate and any other provisions herein which by its terms, is applicable only to the initial term.

         The Rent during the renewal term shall be equal to the fair rental value of the Leased Premises at the time of commencement of the renewal term, as determined by agreement between the Lessor and Lessee or by arbitration in accordance with the provisions of this Sublease and this subsection. If the Lessee exercises its option to renew the term of the Sublease, it shall specify in each such notice its evaluation of fair rental value of the Leased Premises. Within three (3) months thereafter, Lessor shall send to Lessee, a notice stating either (i) Lessor's agreement with Lessee's rent, in which event such amount shall be fixed as the rent payable by Lessee for the renewal period in issue, or (ii) Lessor's evaluation of such fair rental



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value.  If Lessor and Lessee are unable to agree upon a fair rental value within three (3) months from the date of sending the notice described in (ii) above, the matter shall be determined by binding arbitration administered by the American Arbitrators Association in accordance with Commercial Arbitration Rules. The arbitrator's determination of the fair rental value of the Leased Premises for the renewal term in issue may not, in any event, be less than the Lessee's proposed rent nor more than the Lessor's proposed rent, determined in accordance with the procedures in Section 1.15.

                            ARTICLE TWO:  LEASE TERM

         Section 2.01 Lease of Property for Lease Term: Lessor leases the Leased Premises to Lessee and Lessee leases the Leased Premises from Lessor for the Lease Term. The Lease Term is for the period stated in Section 1.05 above, and shall begin and end on the dates specified in Section 1.5 above, unless the beginning or end of the Lease Term is changed under any provision of this Sublease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Sublease term, unless advanced or delayed under any provisions of this Lease.

         Section 2.02 Termination: Advance payments. Upon termination of this Sublease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Lessee's default, and after Lessee has vacated the Leased Premises, an equitable adjustment shall be made concerning advance rent, or any other advance payments made by the Lessee to the Lessor, and Lessor shall refund the unused portion thereof to Lessee or Lessee's successor.

         Section 2.03     Non-Smoking Facility:  Smoking is prohibited on
Property.

               ARTICLE THREE:  OTHER CHARGES PAYABLE BY LESSEE

         Section 3.01 Additional Rent. All charges payable by Lessee other than Rent are called "Additional Rent" shall be paid with the next monthly installment of Rent. The term "rent" shall mean Rent and Additional Rent.

         The Lessee shall pay annually that portion of any increase in real estate taxes, property and casualty insurance and maintenance fees for the Property and building on which the Leased Premises is a part over the amount of such amounts assessed against the land and the building for the calendar year 1966 which the total number of square feet of floor space in the Leased Premises compared to the total number of square feet of the floor space in the entire building. The Lessor shall furnish the Lessee with a property authenticated statement of the real estate taxes, property and casualty insurance and maintenance fees for the calendar year 1996 and with a receipted bill for the aforesaid expenses for any subsequent year in which an increased amount has been paid. Any annual increase in the maintenance fees shall be limited to the annual percentage increase in the cost of living index for January of each year.



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         The Lessor shall notify the Lessee of the total increase in real estate taxes on or before November 15 of each year and the Lessor shall notify the Lessee of any other increases within fifteen (15) days of the effective date of the required increase. Any annual increase in the real estate taxes, property and casualty insurance and maintenance fees shall be paid in four equal quarterly payments commencing within fifteen (15) days after written notice thereof by Lessor.

         Lessor agrees that Lessee shall have the right at Lessee's sole cost and expense to contest the legality or validity of any taxes or assessments or other public charges which are to be paid by Lessee by Lessee pursuant to this Lease; and in the event of any such contest the failure on the part of the Lessee to pay any such tax, assessment or other charge prior to the aforesaid date thereof shall not constitute a default hereunder.

         Lessor further agrees at the request of Lessee to execute or to join in the execution of any instrument or document necessary in connection with any such contest, but at no expense to Lessor. However, by virtue of any such contest made by Lessee, Lessee agrees in no way to permit any lien to be filed against the property for any delinquency and agrees to properly bond the same if any lien is filed.

         Section 3.02 Utilities. Lessee shall pay, directly to the appropriate supplier, the cost of all gas heat, air conditioning, light, power, telephone and other utilities and services not supplied by Lessor. However, if any services or utilities are jointly metered with other Property, Lessor shall make a reasonable determination of Lessee's proportionate share of the cost of such utilities and services and Lessee shall pay such share to Lessor within fifteen (15) days after receipt of Lessor's written statement. Lessor shall supply sewer service and such refuse disposal and water as reasonably incident to Lessee's occupancy.

         Section 3.03     Insurance.  (a) Lessor to Maintain Fire Insurance:
The Lessor will provide fire and extended insurance coverage in amounts not to exceed the estimated replacement cost of the building premises. This coverage is for the benefit of the Lessor's interest only. (b) Lessee to Maintain Liability Insurance. The Lessee will procure and maintain during the term of this Lease general liability insurance protecting the Lessor and Lessee jointly and severally, whereby injury and death is covered to the extent of at least $1,000,000, in the case of death or injury of one person, and to the extent of $1,000,000, in case of death, or injury of more than one person. The original policies thereof shall be delivered to the Lessor by the Lessee in each instance not less than 15 days before each effective date, and shall be held by Lessor not less than 15 days before each effective date, and shall be held by Lessor (and copies thereof may be held by Lessee), and the Lessee shall deliver to the Lessor recited bills from the insurance companies insuring the same and showing payment of the premium therefor within 30 days after each of said policies takes effect, and if the Lessee shall fail or neglect to procure and maintain such insurance or to deliver any such original policy or any such received bills, the Lessor may, at the Lessor's option, procure and maintain such insurance and pay the premium or premiums therefor, and the sum or sums so paid by the Lessor, at the Lessor's option, shall be deemed Additional Rent and added to the next or any subsequent installment of rent becoming due hereunder and the Lessor shall, at the Lessor's option, has the same remedies for the nonpayment therefor as for the nonpayment of the rent reserved herein.




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         Section 3.04     Multiple Lessee Billings.  Rules and Regulations.
Lessee shall comply with Lessor's reasonable rules and regulations respecting the management, care and safety of the common areas of such buildings and grounds, including parking areas, landscaped areas, walkways and other facilities provided for the common use and convenience of other occupants. Notice of such rules and regulations will be posted or given to Lessee, and may be amended from time to time at Lessor's discretion. Except as set forth herein, there are no rules and regulations promulgated by the Lessor prior to the commencement of the Lease Term.

         Section 3.05 Late Charges. Lessee's failure to pay rent promptly may cause Lessor to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Lessor does not receive any rent payment within ten (10) days after it becomes due, Lessee shall pay Lessor a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.

         Section 3.06 Returned Checks. All check returned by the bank and not paid as shown on its face will be subject to a 5% penalty as provided for by Florida law. Such charge shall be billed as Additional Rent and shall be due with the next rent payment.

                       ARTICLE  FOUR:  USE OF PROPERTY

         Section 4.01 Permitted Uses. Lessee may use the Leased Premises only for the Permitted Uses se forth in Section 1.06 above.

         Section 4.02 Manner of Use: Lessee shall not cause or permit the Leased Premises to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of Lessees or the development of which the Property is part, of which constitutes a nuisance or waste.

         Section 4.03 Signs and Sheriff's Sales. Lessee shall not place any signs on the Property without Lessor's prior written consent. Lessee is entitled to signage based on percentage of space occupied. Lessee will occupy 50% of Property, therefore entitled to 50% of allowable signage space in accordance with city/county regulations. Lessee shall not conduct or permit any Sheriff's Sales at the Property.

         Section 4.04 Indemnity. Lessee shall indemnify Lessor against and hold Lessor harmless from any and all costs, claims, or liability arising from:
(a) Lessee's use of the Property; (b) the conduct of Lessee's business at the Leased Premises; (c) any breach or default in the performance of Lessee's obligations under this Sublease; (d) any material misrepresentation or breach of warranty by Lessee under this Sublease; or (e) other acts or omissions of Lessee. Lessee shall defend Lessor against any such cost, claim or liability at Lessee's expense with counsel reasonably acceptable to Lessor or, Lessor's election Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in connection with any such claim. As a material part of the consideration to Lessor, Lessee hereby assumes all risk of damage to the Leased Premises


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or injury to persons in or about the Leased Premises arising from any cause, and Lessee hereby waives all claims in respect thereof against Lessor, except for any claim arising out of Lessor's gross negligence or willful misconduct.

         Section 4.05 Lessor's Access. Lessor or its agents may enter the Property at all reasonable time to show the Leased Premises to potential buyers, investors of Lessees or other parties, or for maintenance of any other purpose Lessor deems necessary. Lessor shall give Lessee prior notice of such entry, except in the case of any emergency. Lessor may place customary "For Sale" or "For Lease" signs on the Property.

         Section 4.06 Quiet Possession. If Lessee pay the rent and complies with all other terms of this Lease, Lessee may occupy and enjoy the Property for the full Lease Term, subject to and provisions of this Lease.

                    ARTICLE FIVE:  CONDITION OF PROPERTY;
                    MAINTENANCE, REPAIRS AND ALTERATIONS

         Section 5.01 Existing Conditions. Except as set forth in any rider requiring Lessor to perform work on the Leased Premises prior to the Commencement Date, Lessee accepts the Leased Premises in its condition as of the execution of the Sublease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation as to the condition of the Leased Premises and the suitability of the Leased Premises for Lessee's intended use except as expressly set forth herein. Lessor has no knowledge of any fact or circumstance that would preclude Lessee from operating its business for the intended use in the Leased Premises.

         The Lessor covenants not to conduct any activity, or permit any activity or circumstance to occur on the Property that would prevent Lessee from operating its business in the Leased Premises. In the event of any breach of this covenant, Lessee may elect to terminate this Sublease upon written notice to Lessor. The termination shall be effective the date of Lessor's receipt of the notice and Rent shall be prorated to the termination date.

         Section 5.02 Repairs by Lessee. Lessee covenants and agrees that it will keep, at its expense, the interior of said Leased Premises and all fixtures herein and the interior walls, ceilings, plumbing pipes, plate glass, floors and heating equipment in good substantial order and repair damages by depreciation, fire or the elements excepted.

         Section 5.03 Repairs by Lessor. The Lessor, at the expense of Lessor, will keep the air conditioner, roof, exterior and foundation of the building in good and serviceable condition and repair; provided, however, that if the roof of said Building premises shall become in need of repair, it shall be the duty of the Lessee to notify the Lessor in writing of such needed repair. The Lessor shall not be liable to the Lessee for any damage that may be sustained on account of the roof not being in good repair, unless notice has been received by the Lessor from the Lessee of the necessity for repairing the roof and the Lessor shall have had a reasonable time after such notice is received in which to make such repairs.




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         Section 5.04     Exemption of Lessor from Liability.  Except as set
forth in Section 5.03, Lessor shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of any building of which the Property is a part, or from other sources or places; or (d) any act or omission of any other Lessee of any building of which the Property is a part. Lessor shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to the Lessee. The provisions of this
Section 5.04 shall not, however, exempt Lessor from liability for Lessor's gross negligence or willful misconduct.

         Section 5.05 Toxic Substances. Lessee shall not engage in any activities which cause damage to the Leased Premises or otherwise utilize toxic substances or dangerous chemicals which might be harmful either to the Leased Premises or to licensees or invitees upon said premises.

         Section 5.06 Hazardous Materials. Lessee shall not use any portion or all of the Leased Premises for the use, generation, treatment, storage or disposal of "oil", "hazardous materials", "hazardous water", or "hazardous substances" (collectively, "The Materials") as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S. Section 9601 et seq., as amended, and the regulations promulgated thereunder and all applicable federal, state and local laws, rules, and regulations, without the express prior written consent of Lessor, and then only to the extent that the presence of the Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations and (ii) in compliance with any terms and conditions stated in said prior written approval by the Lessor. Lessee shall indemnify and hold harmless Lessor from settlements, damages, costs or expenses of any kind or nature, known or unknown, contingent or otherwise (including, without limitation, accountants' and attorneys' fees, consultant fees, investigation and laboratory fees, court costs, and litigation expenses, at trial and all applicable levels), arising out of, or in any way related to a violation of the foregoing. This Section 5.06 shall survive the cancellation, expiration or termination of this Sublease.

         Section 5.07 Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, any present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         Section 5.08 Appearance. Lessee shall not permit trash, debris, rubbish or merchandise related to Lessee's business to accumulate on the exterior of the Property, including the parking areas. In the event it is necessary to receive deliveries of merchandise, the Lessee shall make




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provisions for the storage of such merchandise within a reasonable period of time.  There shall not be outside storage except as provided herein.

         Section 5.09     Alterations, Additions and Improvements.

                 (a) Lessee shall not make any alterations, additions, or improvements to the Leased Premises without Lessor's prior written consent. Lessor's consent to alterations shall not be unreasonably withheld or delayed. If possible, at the time the alterations are approved, the Lessor shall inform the Lessee of those alterations that will be required to be removed at the end of the Lease Term. Lessee shall promptly remove any alterations, additions or improvements constructed in violation of this Section 5.09(a) upon Lessor's written request. All alterations, additions and improvements will be accomplished in a good workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Lessor. Upon completion of any such work, Lessee shall provide Lessor with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

                 (b) Lessee shall pay when due all claims for labor and materials furnished to the Leased Premises. Lessee shall give Lessor at least ten (10) days prior written notice of the commencement of any work on the Leased Premises. Lessor may elect to record and post notices of non-responsibility on the Leased Premises.

                 In connection with any alterations, additions or improvements to the Leased Premises, Lessee shall notify any and all contractors involved in any construction upon the Leased Premises that this lease expressly provides that the interest of Lessor shall not be subject to liens or improvements made by Lessee. Lessee agrees to execute a memorandum of this Lease which shall refer to the provisions of Section 713.10, Fla. Stat. (1995) which, when recorded, will notify Lessee's contractors that Lessor's interest in the Leased Premises shall not be subject to liens for any improvements made by Lessee. Nevertheless, should any lien be filed against the Leased Premises by any contractor, subcontractor, materialman or other person involved in any construction upon the Leased Premises, Lessee may contest said lien, however, Lessee shall promptly remove such lien, by bonding or otherwise, within fifteen
(15) days after receipt of written demand therefor from Lessor or when Lessee first learns of the filing of such lien, whichever occurs first. Failure of Lessee to comply with the provisions of this paragraph shall be an event of default under this Lease entitling Lessor to avail itself of the remedies provided for in Article Nine below.

         Section 5.10 Condition Upon Termination. Upon the termination of the Lease, Lessee shall surrender the Leased Premises to Lessor, broom clean and in the same condition as received except for ordinary wear and tear which Lessee was not otherwise obligated to remedy under any provision of this Lease. However, Lessee shall not be obligated to repair any damage which Lessor is required to repair under Article Six (Damage or Destruction) or Section 5.03. In addition, Lessor may require Lessee to remove any alterations, additions or improvements (whether or not made with Lessor's consent) prior to the termination of the Lease and to restore the Property to it's prior condition, all at Lessee's Expense. All alterations additions and improvements which Lessor has not required Lessee to remove shall become Lessor's property



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and shall be surrendered to Lessor upon the termination of the Lease, except that Lessee may remove any of the Lessee's machinery or equipment which can be removed without material damage to the Property. Lessee shall repair, at Lessee's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Lessee remove any of the following materials or equipment without Lessor's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; or other similar building operating equipment and decorations.

                     ARTICLE SIX:  DAMAGE OR DESTRUCTION

        In case of damage by fire or other casualty to the building in which the Leased Premises is located, if the damage is so extensive as to amount practically to the total destruction of the Leased Premises or of the Building or render the Leased Premises unusable for Lessee's business, the Lease shall cease and the rent shall be apportioned to the time of the damage. In all other cases where the Leased Premises is damaged by fire or other casualty, the Lessor shall repair the damage with reasonable dispatch, and if the damage has rendered the Leased Premises unleaseable, in whole or in part, there shall be an apportionment of the rent until the damage has been repaired.


        In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, adjustment of insurance, and other causes beyond Lessor's control

                          ARTICLE SEVEN:  CONDEMNATION

        If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession whichever occurs first. If more than fifty percent (50%) of the floor area of the building in which the Property is located or which is located on the Property, is taken, either Lessor or Lessee may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after the receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession). If neither the Lessor nor Lessee terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Lessee, only the amount of any award specifically designated for loss of or damage to Lessee's trade fixtures or removable personal property; and (c) third, to the Lessor, the remainder of such award, whether as compensation for reduction in the value of leasehold, the taking of the fee or otherwise. If this Lease is not terminated, Lessor shall repair any damage for which Lessee has been reimbursed by the condemning authority. If the severance damages




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received by Lessor are not sufficient to pay for such repair, Lessor shall have the right to either terminate this Lease or make such repair at Lessor's expense.

                   ARTICLE EIGHT:  ASSIGNMENT AND SUBLETTING

         Section 8.01 Lessor's Consent Require: No portion of the Leased Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Lessee, without Lessor's prior written consent, except as provided in Section 8.02 below. Lessor shall grant or withhold its consent as provided in Section 8.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of the Lease.

         Section 8.02 Lessee Affiliate: Lessee may assign this Lease or Sublease the Property, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee ("Lessee's Affiliate"). In such case, any Lessee's Affiliate shall assume in writing all of Lessee's obligations under this Lease.

         Section 8.03 No Release of Lessee: No transfer permitted by this Article Eight whether with or without Lessor's consent, shall release Lessee or change Lessee's primary liability to pay the rent and to perform all other obligations of Lessee under this Lease. Lessor's acceptance of the rent from any other person is not a waiver of any provision of this Article Eight. Consent to one transfer is not a consent to any subsequent transfer. If Lessee's transferee defaults under this Lease, Lessor may proceed directly against Lessee without pursuing remedies against the Transferee. Lessor may consent to subsequent assignments or modifications of this Lease by Lessee's transferee, without notifying Lessee or obtaining its consent. Such action shall not relieve Lessee's liability under this Lease.

         Section 8.04 Lessor's Election: Lessee's request for consent to any transfer described in Section 8.01 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g. the term of and rent and security deposit payable under an assignment or sublease), and any other information Lessor deems relevant. Lessor shall have the right (a) to withhold consent, if reasonable; (b) to grant consent; or (c) if the transfer is a sublease of the Property or an assignment of this Lease, to terminate this Lease as to the effective date of such sublease or assignment, in which case Lessor may elect to enter into a direct lease with the proposed assignee of sub-Lessee.

         Section 8.05 Sale of Property by Lessor: Nothing herein shall prohibit the Lessor from selling or conveying fee title to the property following the acquisition of the property by the Lessor pursuant to the underlying lease with Joe A. Stapleton dated May 9, 1995.

         Section 8.06 No Merger: No merger shall result from Lessee's sublease of the Property under this Article Eight, Lessee's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Lessor may terminate any or all sub-tenancies or succeed to the interest of Lessee as sub-Lessor thereunder.

                      ARTICLE NINE:  DEFAULTS; REMEDIES

         Section 9.01 Covenants and Conditions: Lessee's performance of each of Lessee's obligations under this Lease is a condition as well as a covenant. Lessee's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

         Section 9.02 Defaults: Lessee shall be in material default under this Lease:

                          (a)     If Lessee abandons the Leased Premises and
discontinues paying rent or any other charge required to be paid, as and when due;

                          (b)     If Lessee fails to pay rent or any other
charge required to be paid by Lessee, as and when due; or

                          (c)     If Lessee fails to perform any of Lessee's
non-monetary oblations under this Lease for a period of thirty (30) days after written notice from Lessor; provided, however, that if more than thirty (30) days are required to complete such performance, Lessee shall not be in default if Lessee commences such performance within the thirty (30) day period and thereafter diligently pursues it to completion. However, Lessor shall not be required to give such notice if Lessee's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Lessor and is not in addition to any such requirement.

                          (d)     (i)      If Lessee makes a general assignment
or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization rearrangement is filed by or against Lessee and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Lessee's assets located at the Property or of Lessee's interest in this Lease and possession is not restored to Lessee within sixty (60) days; or (iv) if substantially all of Lessee's assets located at the Property or of Lessee's interest in this Lease is subjected to attachment, execution of other judicial seizure which is not discharged within sixty (60) days.

         Section 9.03 Remedies: On the occurrence of any material default by Lessee, Lessor may, at any time thereafter, after applicable notice and cure period, if any, with or without notice or demand and without limiting the Lessor in the exercise of any right or remedy which Lessor may have:

                          (a)     Terminate Lessee's right to possession of the
Leased Premises by any lawful means, in which case this Lease shall terminate the Lessee shall immediately surrender possession of the Property to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including (i) the worth at the time of award of the unpaid Base Rent. Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (iii) worth at the time of the award of the amount by which unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonable avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Lessor in maintaining or preserving the Property after such default, the costs of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Lessor's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in sub-parts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum or such lesser amount as may then be the maximum lawful rate. As used in sub-part (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Atlanta at the time of the award, plus one percent (1%). If Lessee shall have abandoned the Property, Lessor shall have the option of (i) retaking possession of the Property and recovering from Lessee the amount specified in this Section 9.03(a), or (ii) proceeding under Section 9.03(b);

                          (b)     Maintain Lessee's right to possession, in
which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Property. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                          (c)     Pursue any other remedy now or hereafter
available to Lessor under the laws or judicial decisions of the state in which Property is located.

         Section 9.04 Cumulative Remedies: Lessor's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

                      ARTICLE TEN:  PROTECTION OF LENDERS

         Section 10.1 Subordination: Lessee agrees that its interest in the Property is subordinate to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on security thereof and any renewals, modifications, solicitations, replacements or extensions thereof, whenever made or recorded, even if made after the effective date of this lease. However, Lessee's right to quiet possession of the Property during the Lease Term shall not be disturbed if Lessee pays the rent and performs all of Lessee's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of the ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

         Section 10.2 Attornment/Non-Disturbance: If Lessor's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Lessee shall attorn to the transferee of or successor to Lessor's interest in the Property and recognize such transferee or successor as Lessor under this Lease, provided such ground lessor, mortgagee, beneficiary or purchaser delivers to lessee an agreement in form and substance customarily used by said ground lessor, mortgagee, or beneficiary and reasonably acceptable to lessee, stating that in the event of a foreclosure of the mortgage or termination of the ground lease, lessee may remain in possession of the Leased Premises pursuant to the terms of this Sublease, so long as Lessee performs its obligations hereunder.

         Section 10.3 Signing of Documents: Lessee shall sign and deliver any instrument or documents reasonably necessary or appropriate to memorialize any such attornment, subordination, or non-disturbance rights granted herein. Such subordination, attornment or non-disturbance documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgage.

         Section 10.4     Estoppel Certificates:

                          (a)     Upon Lessor's written request, Lessee shall
execute, acknowledge and deliver to Lessor a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed, (or if they have been changed, stating how there have been changes); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment;
(iv) that Lessor is not in default under the Lease (or, if Lessor is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Lessor of the holder of a mortgage, deed of trust or lien to which the Property is or becomes subject. Lessee shall deliver such statement to Lessor within ten (10) business days after Lessor's request. Any such statement by Lessee may be given to Lessor to any prospective purchaser or encumbrances of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement at true and correct.

                          (b)     If Lessee does not deliver such statement to
Lessor within such ten (10) business day period, any prospective purchaser or encumbrancer may conclusively presume and rely upon a written statement issued by Lessor certifying the information described in Section 10.04(a) above. In such event, Lessee shall be estopped from denying the truth of such facts.

         Section 10.5 Lessee's Financial Condition: Within ten (10) business days after written request from Lessor, Lessee shall deliver to Lessor such financial statements as are reasonably required by Lessor to verify the net worth of any assignee, sub-lessee, or guarantor of Lessee. In addition, Lessee shall deliver to any lender designated by Lessor any financial statements, within ten (10) business days, required by such lender to facilitate the financing or refinancing of the Property. Lessee represents and warrants to Lessor that each such financial statement is a true and accurate statement as of the date of such Statement. Any assignee, sublessee, or guarantee must be a permitted assignee or sublessee. All financial statements shall be confidential and shall be used only for the purpose set forth herein.

                          ARTICLE ELEVEN:  LEGAL COSTS

         Section 11.1 Legal Proceedings: Non-prevailing party shall reimburse prevailing party in connection with any breach or default under this Sublease whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Sublease is commenced, the court in such action shall be paid by non-prevailing party in such action. Lessee shall also indemnify Lessor against and also hold Lessor harmless from all costs, expenses, demands and liability incurred by Lessor if Lessor becomes or is made a third party to any claim or action (a) instituted by Lessee, or by any third party against Lessee, or against any person holding interest under or using the Property by license of or agreement with Lessee; (b) for foreclosure of any lien for labor or material furnished to or for Lessee or such other person; (c) otherwise arising out of or resulting from any act or transaction of Lessee or such other person; or (d) necessary to protect Lessor's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Lessee shall defend Lessor against any such claim or action at Lessee's expense with counsel reasonably acceptable to Lessor or, at Lessor's election, Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in any such claim or action.

         Section 11.2 Lessor's Consent: Lessee shall pay Lessor's reasonable attorney fees incurred in connection with Lessee's request for Lessor's consent under Section Eight (Assignment or Subletting), or in connection with any other act which Lessee proposes to do and which requires Lessor's consent.

                   ARTICLE TWELVE:  MISCELLANEOUS PROVISIONS

         Section 12.1 Non-Discrimination: Lessee promises, and it is a condition to the continuation of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Leased Premises or any portion thereof.

         Section 12.2 Waiver of Subrogation: Lessor and Lessee each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the policies of insurance carrier or carriers of the foregoing mutual waiver or subrogation.

         Section 12.3     Lessor's Liability, Certain Duties:

                          (a)     As used in this Lease, the Term "Lessor"
means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Lessor is obligated to perform the obligations of Lessor under this Lease only during the time such Lessor owns such interest or title. Any Lessor who transfers its interest is relieved of all liability with respect to the obligations of Lessor under this Lease to be performed on or after the date of transfer. However, each Lessor shall deliver to its transferee all funds previously paid by Lessee if such funds have not yet been applied under the terms of this Lease.

                          (b)     Lessee shall give written notice of any
failure by Lessor to perform any of its obligations under this Lease to Lessor and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Lessee in writing. Lessor shall not be in default under this Lease unless Lessor (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Lessee's notice. However, if such non-performance reasonably requites more than thirty (30) days to cure, Lessor shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

                          (c)     Upon the execution of this Lease, Lessee
shall deposit with Lessor a cash Security Deposit in the amount set forth in
Section 1.11 above. Lessor may apply all or part of the Security Deposit to any unpaid rent or other charges due from Lessee or to cure any other defaults of Lessee. If Lessor uses any part of the Security Deposit, Lessee shall restore the Security Deposit to its full amount within ten (10) days after the Lessor's written request. Lessee's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Lessor shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

         Section 12.4 Severability: A determination from a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

         Section 12.5 Interpretation: The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease are not a part of the terms or provisions of this lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include each other. In any provision relating to the conduct, acts or omissions of Lessee, the term "Lessee" shall include Lessee's agents, employees, contractors, invitees, successors or others using the Property with Lessee's express or implied permission.

         Section 12.6     Incorporation of Prior Agreements; Modifications:
This Lease is the only agreement between the parties pertaining to the Lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendments shall be void.

         Section 12.7 Notices: All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Lessee shall be delivered to the address specified in Section 1.03 above, except that upon taking possession of the Property, the Property shall be Lessee's address for notice purposes. Notices to Lessor shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery or attempted delivery in accordance with this Section 12.07. Either party may change its notice address upon written notice to the other party.

         Section 12.8 Waivers: All waivers must be in writing and signed by the waiving party. Lessor's failure to enforce any provision of this Lease or acceptance of rent shall not be a waiver and shall not prevent Lessor from enforcing that provision or any other provision of this Lease in the future.
No statement on a payment check from Lessee or in a letter accompanying a payment check shall be binding on Lessor. Lessor may without notice to Lessee, negotiate such check without being bound to the conditions of such statement.

         Section 12.9 No Recordation: Lessee shall not record this Lease without prior written consent from Lessor. However, either Lessor or Lessee may Require that a "Short Form" memorandum of this Lease executed by both parties be recorded.

         Section 12.10 Binding Effect; Choice of Law: This Lease binds any party who legally acquires any rights or interest in this Lease from Lessor or Lessee. However, Lessor shall have no obligation to Lessee's successor unless the rights or interest of Lessee's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         Section 12.11 Corporate Authority; Partnership Authority: If Lessee is a corporation, each person signing this Lease on behalf of Lessee represents and warrants that he has full authority to do so and that this Lease binds the Corporation. Within thirty (30) days after this Lease is signed, Lessee shall deliver to Lessor a certified copy of a resolution of this Lease or other evidence of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Lessor. If Lessee is a partnership, each person signing this Lease for Lessee represents and warrants that he is a general partner of the partnership, and that this Lease binds the partnership and all general partners of the partnership. Lessee shall give written notice to Lessor of any general partners withdrawal or addition. Within thirty (30) days after this Lease is signed, Lessee shall deliver to Lessor a copy of Lessee's recorded statement of partnership or certificate of limited partnership.

         Section 12.12 Joint and Several Liability: All parties signing this Lease as Lessee shall be jointly and severally liable for all obligations of Lessee.

         Section 12.13 Force Majeure: If Lessor or Lessee cannot perform any of its obligations due to events beyond the parties' control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond the parties' control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood, or other casualty, shortages of labor or material, government regulations or restriction and weather conditions.

         Section 12.14 Execution of Lessee: This lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Lessor to Lessee shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

         Section 12.15 Payments: All payments required under this Lease must be paid by check drawn on a Florida bank.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO
OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.


Lessor and Lessee have signed this Lease at the place and on the date specified adjacent to their signatures below and have initialed all Riders which are attached to of incorporated by reference in this Lease.

                                           LESSOR:

                                           /s/  William Jackson          (SEAL)
                                           ------------------------------
                                           William Jackson

                                           /s/  Elizabeth Jackson        (SEAL)
                                           ------------------------------
                                           Elizabeth Jackson

                                           LESSEE:

                                           SECURITY ASSOCIATES INTERNATIONAL,
                                           INC., a Delaware corporation

                                           By: /s/  James S. Brannen
                                               ---------------------------------

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